UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
November 14, 2011 (November 10, 2011)

GENERAL MARITIME CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

REPUBLIC OF THE MARSHALL ISLANDS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-34228	66-071-6485
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

299 Park Avenue
New York, New York 10171
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 763-5600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Credit Agreement Amendments

On November 10, 2011, General Maritime Corporation (the “Company”) entered into amendments (the “Credit Agreement Amendments”) to its $550 million revolving credit facility (the “2011 Credit Facility”), its $372 million credit facility (the “2010 Credit Facility”) and its $200 million credit facility (the “OCM Credit Facility,” and together with the 2011 Credit Facility and the 2010 Credit Facility, the “Credit Facilities”).

The Credit Agreement Amendments waive the covenant regarding required minimum balance in cash, cash equivalents and revolver availability (the “Minimum Cash Balance Covenant”) under each of the Credit Facilities through and including November 15, 2011, unless an event of default under any such Credit Facility occurs prior to such date.  The Company previously obtained a waiver of the Minimum Cash Balance Covenant under each of the Credit Facilities on September 30, 2011 through and including November 10, 2011, and the Credit Agreement Amendments extend such waiver through and including November 15, 2011.

All other material terms of the Credit Facilities remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MARITIME CORPORATION
(Registrant)

	By:	/s/ Jeffrey D. Pribor
	Name:	Jeffrey D. Pribor
	Title:	Executive Vice President, Chief Financial Officer

Date: November 14, 2011